 Exhibit 2

Raymond A. Tucker
H.B. Fuller Company
July 21, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        440 Shares

Indirect Ownership                510.22 Shares                By 401(k) Plan

Table II:

Employee Stock Option                 20,000 Shares @ $34.3125/share
(Right-to-Buy)                        vests in 4 equal installments                                                                 beginning on July 1, 2000
                                        expiring on July 1, 2009

Employee Stock Option                14,170 Shares @ $27.375/share
(Right-to-Buy)                        vests in 4 equal installments                                                                 beginning on December 1, 2000
                                        expiring December 1, 2009

Employee Stock Option                30,304 Shares @ $18.625/share
(Right-to-Buy)                        vests in 4 equal installments                                                                 beginning on December 7, 2001
                                        expiring on December 7, 2010

Employee Stock Option                17,930 Shares @ $25.95/share
(Right-to-Buy)                        vests in 4 equal installments
                                        beginning on January 17, 2003
                                        expiring on January 17, 2012

Call Option                                1 Pre-Paid Forward Contract for 63,860 Shares. (Obligation to Sell)                Agreement entered on November 14, 2002 with a down                                         side protection price of $29.50/share and an                                                 upside participation price of $35.40/share.                                                 Reporting person retains voting rights on these
                                        shares.

Put Option                                1 Pre-Paid Forward Contract for 63,860 Shares. (Right to Sell)                        Agreement entered on November 14, 2002 with a down                                         side protection price of $29.50/share and an                                                 upside participation price of $35.40/share.                                                 Reporting person retains voting rights on these
                                        shares.